Exhibit 3.12

CERTIFICATE OF FORMATION

OF

DUCOMMUN AEROSTRUCTURES MEXICO, LLC

This Certificate of Formation of Ducommun AeroStructures Mexico, LLC (the “LLC”), dated as of January 31, 2007, is being duly executed and filed by Louie Hopkins, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq).

FIRST: The name of the limited liability company formed hereby is:

Ducommun AeroStructures Mexico, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, City of Dover, County of Kent, DE 19904.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, City of Dover, County of Kent, DE 19904.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Louie Hopkins
Louie Hopkins, Authorized Person